Exhibit 99.1

Press Release

Investors/Media: (847) 279-6162 Investor.relations@akorn.com

AKORN COMMENTS ON DELAWARE CHANCERY COURT RULING

LAKE FOREST, Ill., October 1, 2018 – Akorn, Inc. (NASDAQ: AKRX), today issued the following statement in response to the ruling by the Delaware Chancery Court on the complaint filed by Akorn against Fresenius Kabi AG:

“We are disappointed by the ruling by the Delaware Chancery Court determining not to force Fresenius to close and we continue to believe Fresenius’ attempt to terminate the transaction is in breach of our binding merger agreement.  We intend to appeal, in an effort to vigorously enforce our rights and continue to protect the interests of our Company and our shareholders.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “plan,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the outcome of the appeal to the above described court decision, (ii) the risk that the proposed merger with Fresenius Kabi AG may not be completed in a timely manner or at all; (iii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement dated April 24, 2017, among Akorn, Fresenius Kabi AG, Quercus Acquisition, Inc. and, solely for purposes of Article VIII thereof, Fresenius SE & Co. KGaA (the “Merger Agreement”); (v) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vi) risks related to diverting management’s attention from Akorn’s ongoing business operations; (vii) the risk that shareholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (viii) the outcome of the investigations conducted by Akorn and Fresenius Kabi AG, with the assistance of their respective outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, and (ix) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2018) and in Part II, Item 1A, “Risk Factors,” of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 (as filed with the SEC on May 2, 2018 and August 1, 2018),  and other risk factors identified herein or from time to time in our filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report.  Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.